UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2025

Sculptor Diversified Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56566	88-0870670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

9 West 57th Street, 40th Floor New York, NY 10019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 790-0000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events

Purchase and Sale Agreement for Marysville Property

On August 14, 2025, Sculptor Diversified Real Estate Income Trust, Inc. (the “Company”), through an indirect subsidiary (the “Purchaser”), entered into a purchase and sale agreement (the “PSA”) with a third party to purchase a property consisting of a 1,280,496 square foot distribution center on an approximately 81-acre site located in Marysville, Ohio (the “Marysville Property”). The purchase price is expected to be $122 million, excluding due diligence expenses and other closing costs.

The Marysville Property is 100% leased to a wholly owned subsidiary of a leading marketer of branded consumer lawn and garden care products that is listed on the NYSE. The lease expires in October 2040 with two five-year extension options. The annual base rent is approximately $7.8 million and increases by 3% annually. The lease structure is triple net.

We believe that the Marysville Property is suitable for its intended purpose and is adequately insured. We do not intend to make significant renovations or improvements in the near-term.

Pursuant to the terms of the PSA, the due diligence period expired on September 19, 2025. The Purchaser made deposits (the “Deposit”) totaling $2 million to be held in escrow, with such amount to be applied at closing to the purchase price. The Deposit became non-refundable upon our completion of due diligence and the expiration of the due diligence period pursuant to the terms of the PSA. The Purchaser intends to fund the acquisition of the Marysville Property with a combination of cash and proceeds from a to-be-obtained mortgage loan. The acquisition is expected to close in the fourth quarter of 2025. The consummation of the acquisition is subject to our completion of due diligence and various closing conditions to be met by the parties. If we do not close on the acquisition, there are circumstances under which we may forfeit the deposit we have funded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sculptor Diversified Real Estate Income Trust, Inc.

By:	/s/ Steven Orbuch
Name:	Steven Orbuch
Title:	Chief Executive Officer

Date:	September 25, 2025